                                                                  EXHIBIT 10.20



                              BOSTON MARKETING CO.
                         SALES REPRESENTATIVE AGREEMENT

AGREEMENT, entered into as of the 28th day of October, 1996, by and between Edudata Corporation, a Delaware corporation, having an office at 200 North Westlake Boulevard, Suite 202, Westlake Village, CA 91362 ("Edudata") and Boston Marketing Company, Ltd., a Japanese corporation located at 12-1, 4-Chome Higashi-Nippori, Arakawa-ku, Tokyo, Japan 116 ("BMC"):

                                    RECITALS

WHEREAS, Edudata is engaged in, among other things, the business of manufacturing and selling intraoral cameras and processing units ("Products") and desires to engage the services of BMC to promote the sales of and solicit and obtain orders for the Products upon the terms and conditions as hereinafter set forth; and

WHEREAS, BMC is willing to provide its talent, knowledge and services to Edudata for said purposes, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements and understandings stated herein, the parties agree as follows:

        1.      APPOINTMENT AS SALES REPRESENTATIVE

a. Edudata hereby appoints BMC as its exclusive sales representative in the countries of Japan and the People's Republic of China to solicit orders in the name of Edudata for the sale of Products.

b. Other countries within the Far East may be added to BMC's sales territory upon the written agreement of the parties. Such additions may be exclusive or non-exclusive as the parties may agree. Should Edudata obtain any inquiries from Japan or the People's Republic of China, it shall immediately forward such inquiries to BMC for handling. If Edudata obtains any substantive inquiry from any other country within the Far East requesting that any exclusive rights be granted, it shall first provide written notice of such inquiry to BMC and BMC shall have a reasonable time thereafter, not to be less than 10 business days and not to be more than 25 business days, within which to agree to match all material terms of such inquiry. Should BMC match all such terms, it shall be granted the rights requested by the inquiring entity; should it fail to match all such terms, Edudata is free to grant the requested rights to the inquiring entity.

c. In all agreements with a customer within the Far East, Edudata shall impose, as a requirement of sale and continuing sales, that such customer agree that any transshipment of the Products outside of the country of destination is prohibited and that Edudata shall immediately suspend all further shipments to such customer upon

Sales Representative Agreement                                Page 1 of 7 Pages
violation of such agreement. In addition, and as a condition of sale and continuing sales, Edudata shall require that such customer agree not to disclose, disseminate or expose any confidential or proprietary information belonging to Edudata for any use or purpose except solely in connection with the sale of Products and then only within the country of destination.

d. In addition to the above rights, Edudata authorizes BMC to separately sell monitors, cabinets and other accessories or peripheral items to customers obtained by BMC. All income and expenses associated with such sales shall be borne by BMC. BMC shall advise Edudata upon receipt of each order from its customers as to whether the sale includes or excludes such items.

        2.      TERM

a. This Agreement shall be effective from the date indicated above and shall continue for five years thereafter unless terminated by either party pursuant to the provisions of paragraph 11 hereof.

b. Unless terminated sooner, this Agreement shall automatically extend for an additional five year term upon mutual agreement, negotiated in good faith. Any agreement of renewal shall be negotiated no later than 90 days before the expiration of the term.

        3.      PRODUCTS

a. Changes to the Products may be made provided that 90 days prior written notice is given by Edudata to BMC and further provided that any such changes will be uniformly applied to all of Edudata's Products so affected.

b. Should Edudata develop or offer for sale any other product, it shall grant the exclusive rights to such products to BMC for Japan and the People's Republic of China and the right of first refusal as described in paragraph 1b above to other countries within the Far East.

        4.      PRICES

a. In making any written quotations, BMC shall only use such forms and shall quote only such prices as have been approved by Edudata and are effective as of the date of quote. Copies of all such quotations shall be delivered to Edudata at the same time that such quotations are delivered to the customer.

b. BMC is not permitted to offer any discount to a customer without Edudata's prior written approval.

c. All price lists shall become effective as described therein, and shall be deemed to be received by BMC 48 hours after delivery


Sales Representative Agreement                                Page 2 of 7 Pages
thereof by facsimile. Any quotations which are submitted to a customer prior to the effective date of any price modification shall be honored by Edudata.

d. All prices are subject to change or modification from time to time at Edudata's sole option and upon 90 days prior written notice to BMC.

        5.      PAYMENT AND COLLECTION

a. All Products sold by BMC shall be billed by Edudata with a copy of such billing to BMC. All payments shall be made directly to Edudata, BMC having no authority to collect any payments from its customers unless directed to do so by Edudata in writing.

b. BMC shall also receive all orders from customers that it obtains and is authorized to direct its customers to deliver such orders directly to BMC.

c. BMC shall either directly receive all communications from its customers (and is authorized to so direct its customers) or shall be copied with all such communications if received directly by Edudata.

        6.      ORDERS PROCESSING

a. All orders obtained by BMC are subject to the written acceptance of Edudata and its credit department after mutual discussions and negotiation. Edudata shall accept any order unless good cause exists for its non-acceptance.

b. Edudata will notify the customer of its acceptance or rejection of an order, and copies thereof shall be sent to BMC.

c. BMC shall not accept orders in Edudata's name or upon terms varying from those established by Edudata without Edudata's prior written approval.

        7.      COMMISSIONS

a. The commissions payable to BMC by Edudata for all sales to Japanese customers shall be 12% and 15% of all sales to customers within the People's Republic of China. All commissions will be based upon the net invoice price, which is defined to mean the price at which an order is invoiced to the customer, including any increases or decreases in the total amount of the order, but excluding shipping and mailing costs, taxes, insurance and any credits, refunds, returns, allowances or discounts granted to the customer by Edudata. Payment of all commissions due and owing to BMC shall be made by Edudata on or before the 10th day following the date of Edudata's receipt of payment.


Sales Representative Agreement                                Page 3 of 7 Pages

b. If any customer refuses to pay the purchase price or is otherwise withholding part or all of the purchase price based on any valid or reasonable claim that the Edudata has not met specifications, has misrepresented its ability to perform or the capabilities of the Product, or because Edudata is otherwise in default under or in breach of any agreement or of any provision of any contract with the customer, then BMC's commission on the sale shall be due and payable whether or not the full purchase price is ever received by Edudata.

c. The commissions provided above shall constitute BMC's total and complete remuneration for all of its services hereunder. BMC shall not be entitled to reimbursement for any expenses incurred in its performance under this Agreement unless otherwise agreed in writing in advance.

d. With each payment made by Edudata to BMC, Edudata shall enclose a statement setting forth all sales which are covered by the payment, the amount of commission due BMC, and other pertinent data showing the calculation of the amount of commissions due BMC.

e. No commission is due on repairs and sales of spare parts, on any tooling or "set-up" charges including engineering charges or fees, on any fees or costs incurred in installation or compliance with local codes, ordinances or regulations, and qualification test charges, provided that the foregoing charges are billed or itemized separately from the Product cost.

f. BMC shall have the right, upon reasonable advance written notice, to examine only such books and records of Edudata as are needed to determine the accuracy of commission payments made to BMC.

g. All commission payments shall be "gross" to BMC and BMC shall be solely and separately liable for the payment of all income and other related self-employment taxes due to any governmental authority by virtue of the payment of such amounts.

h. BMC shall be entitled to its commission on all sales to all customers obtained by BMC regardless of the length of the time involved before such customer ceases ordering Product from Edudata, even if the sale occurs after the termination, expiration or cancellation of this Agreement.

        8.      EDUDATA'S DUTIES

a. Edudata shall, promptly upon receipt, forward to BMC copies of all inquiries, quotations, correspondence and notations of important phone calls pertaining to potential or existing customers in Japan or the People's Republic of China.

b.      Edudata will supply BMC with a reasonable supply of brochures,


Sales Representative Agreement                                Page 4 of 7 Pages
circulars and other sales literature and data.

c. Edudata will use reasonable efforts to arrange for Product demonstrations with potential customers when requested to do so by BMC.

        9.      BMC'S DUTIES

a. BMC is an independent contractor and is not an employee of Edudata and is not authorized to accept orders on behalf of Edudata. BMC shall have no right or authority to incur, assume, or create, in writing or otherwise, any warranty, liability or obligation of any kind, express or implied, in the name of or on behalf of, or which may obligate Edudata, except such which are authorized by Edudata or contained in literature delivered to BMC by Edudata.

b. BMC shall use its best efforts and devote such time as may be reasonably necessary to sell and promote the sale of the Products.

c. BMC will conduct all of its business in its own name and in such manner as it may see fit, paying for all of its expenses and activities and being responsible for the acts and expenses of its agents and employees.

d. BMC is authorized to advertise or disclose its relationship with Edudata as its authorized sales representative.

        10.     INDEMNITY BY EACH PARTY TO THE OTHER

Each party shall defend, indemnify and hold the other harmless, and each and all of its officers, agents and employees, from and against all claims, demands, causes of action, injury, losses, liability or damages, including reasonable attorneys fees, arising out of a party's default or breach of any obligation, representation or warranty contained in this Agreement or in any agreements entered into by Edudata and its customer, or from any misrepresentation, fraud, negligence or other improper or illegal activity or conduct engaged in by such indemnifying party.

        11.     TERMINATION

a. Either party shall have the right to terminate this Agreement immediately upon delivery of written notice for cause. "Cause" is the occurrence of any of the following events:

        (1) Upon the dissolution or liquidation of the other party or the cessation of its business;

        (2) In the event the other party becomes insolvent, makes an assignment for the benefit of creditors, or is adjudged a bankrupt;


Sales Representative Agreement                                Page 5 of 7 Pages

        (3) If the other party breaches any of the material terms, covenants, conditions or provisions of this Agreement and fails to cure such breach within 30 days after delivery of written notice to the defaulting party. However, the time for cure of non-payment of commissions is three days from the date of Edudata's receipt of payment from the customer involved.

        12.     NOTICES

a. Any notice to be given hereunder shall be in writing and either delivered personally or sent by facsimile, or certified or registered mail, return receipt requested, addressed at its principal office address.

b. Notice properly sent will be deemed to have been duly given as of forty-eight hours following the deposit of such notice with the United States postal authorities, or if given personally or by facsimile, then Notice shall be deemed given on the date of transmittal.

        14.     ASSIGNMENT

The benefits of this Agreement may not be assigned nor the duties delegated by either party to another without the prior written consent of the other party and subject to the foregoing provision shall be binding upon the successors, assigns, and legal representatives of the parties hereto.

        15.     MERGER

This Agreement constitutes the entire understanding between the parties and supersedes all prior oral or written agreements between the parties concerning the subject matter hereof. This Agreement may not be altered, modified or changed except in a writing executed by both parties.

        16.     CONSTRUCTION AND VENUE

This Agreement shall be deemed to have been entered into and governed in all respects by the laws of the State of California, and the venue for any action or dispute arising out of or relating to this Agreement or the performance by either party hereunder shall be Los Angeles County, California, to which venue and jurisdiction the parties do hereby attorn and consent. In the event that any provision hereof contravenes any applicable law, said provisions shall be deemed to be deleted herefrom, and such deletion shall not affect other provisions of this Agreement.

        17.     TRADE NAME

BMC is not authorized to list in telephone directories or indicate on stationery, personal calling cards or other sales literature


Sales Representative Agreement                                Page 6 of 7 Pages
used in BMC, any designation which might imply that Edudata is responsible for BMC's acts. The name, trademark, logos, brand names or trade names (hereinafter collectively "trademarks") of Edudata shall at all times be within the strict control of the Edudata, inasmuch as Edudata is the owner or licensee thereof. However, BMC is licensed to use Edudata's trademarks strictly and solely in connection with the solicitation of orders for the Products. This license shall terminate immediately upon termination of this Agreement and BMC shall thereupon immediately remove any reference to Edudata from any ad or business card or other document belonging to BMC and BMC shall cease and desist from using such trademarks in the future.

        18.     WAIVER OF JURY TRIAL

The parties waive their respective right to trial by jury of any cause of action, claim, counter claim or cross complaint in any action, proceeding, arbitration and/or hearing brought by either party against the other on any matter whatsoever arising out of or relating to this Agreement, the relationship of the parties created by this Agreement, or associated with said relationship, the performance of either party under this Agreement or any claim of injury or damage, or the infringement of any remedy under any law, statute or regulation, now or hereafter in effect.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                   "Edudata"



                         /s/ ROBERT GUREVITCH
                         ------------------------------
                         Edudata Corporation
                         By: Robert Gurevitch
                         Its: President



                                     "BMC"



                         /s/ HIROKI UMEZAKI
                         ------------------------------
                         Boston Marketing Company, Ltd.
                         By: Hiroki Umezaki
                         Its: President


Sales Representative Agreement                                Page 7 of 7 Pages